EXHIBIT 10.14

                          PURCHASE AND SALE AGREEMENT

         PURCHASE AND SALE AGREEMENT dated as of March 17, 1997, by and between MEDICAL STERILIZATION, INC., a New York corporation having its principal place of business at 225 Underhill Boulevard, Syosset, New York 11791 ("MSI") and SHAMROCK TECHNOLOGIES, INC., a New York corporation having its principal place of business at Foot of Pacific Street, Newark, New Jersey 07114 ("Shamrock").

         WHEREAS, MSI currently performs for Shamrock irradiation of polytetrafluroethylene and other services ("PTFE Services") pursuant to the Toll Processing Agreement dated November 29, 1994 between MSI and Shamrock, as amended (the "Toll Processing Agreement"); and

         WHEREAS, MSI and Shamrock are parties to a certain Option and Right of First Refusal Agreement dated November 29, 1994 (the "Option Agreement"); and

         WHEREAS, MSI has received an offer from E-Beam Services, Inc. (the "E-Beam Offer") to purchase MSI's electron beam accelerator and related equipment, including spare parts thereto; and

         WHEREAS, Shamrock has notified MSI that it will purchase MSI's electron beam accelerator and related equipment on the same terms as the E-Beam Offer; and

         WHEREAS, the E-Beam Offer is subject to a definitive written agreement between the parties, and Shamrock and MSI have agreed to certain additional and different terms and wish to set forth the terms pursuant to which Shamrock will purchase MSI's electron beam accelerator and spare parts thereto; and

         WHEREAS, simultaneously with the execution of this Agreement, MSI and Shamrock are entering into an Amendment to Toll Processing Agreement and to Agreement Modifying and Extending the Toll Processing Agreement Between MSI and Shamrock (the "Toll Processing Amendment") and a certain Release and Ancillary Agreement (the "Ancillary Agreement") (the Toll Processing Amendment, The Ancillary Agreement and each of the documents delivered or entered into in furtherance thereof are hereinafter referred to as the "Related Agreements");

         NOW, THEREFORE in consideration of the premises and in reliance upon the mutual representations, warranties, covenants and agreements hereinafter set forth and in further consideration of each of the Related Agreements, each of which is an essential part hereof and a material inducement to Shamrock's and MSI's entering into this Agreement, MSI and Shamrock agree as follows:

                                       1


          1.1 Purchase and Sale of Accelerator and Spare Parts.

                  On the terms and subject to the conditions set forth herein, at the Closing (as hereinafter defined) MSI will sell, assign, transfer, grant, convey and deliver ("Transfer") to Shamrock and Shamrock will purchase and accept from MSI, the electron beam accelerator and related equipment listed on Schedule 1.1 hereto (the "Accelerator"), together with all spare parts for the Accelerator (the "Spare Parts") owned by MSI on the Closing Date (as hereinafter defined) (collectively, the "Assets").

2.       Purchase Price.

         2.1 Base Purchase Price. The purchase price to be paid by Shamrock for the Accelerator and the Spare Parts is $1,250,000 payable as follows:

                  (i)   $1,000,000,  less any  adjustment  required  pursuant to
                        Section 2.2 hereof, shall be paid at the Closing;

                  (ii) $250,000 shall be paid upon completion of the removal of the Accelerator as provided in Section 6 hereof;

         2.2 Adjustment of Purchase Price. The purchase price for the Accelerator as set forth in Section 2.1 assumes that the Value (as hereinafter defined) of the Spare Parts on the Closing Date is not less than $150,000. In the event that the Value of the Spare Parts is less than $150,000, then the purchase price shall be reduced by the amount by which the Value of the Spare Parts is less than $150,000.

         2.3 Payment of Purchase Price. The Purchase Price to be paid hereunder shall, at the option of MSI, be paid by Shamrock by certified check or by wire transfer of immediately available federal funds.

         2.4 Security for Payment of the Purchase Price. On the date hereof, Shamrock shall deliver to Harvey Cohen, Esq., as Escrow Agent a letter of credit in the amount of $500,000 in the form attached as Exhibit I to the Escrow Agreement which is attached as Exhibit A hereto, as security for payment of the purchase price. Such letter of credit shall be returned to Shamrock at the Closing upon payment by Shamrock to MSI of the amount set forth in Section 2.1(i).


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          3.  Representations  and  Warranties  of MSI.  MSI  hereby  covenants, represents and warrants to Shamrock as follows:

         3.1 Organization of MSI. MSI is a duly organized corporation, validly existing and in good standing under the laws of the State of New York with full power and authority to own its assets and conduct its business in the manner in which it is now conducted.

         3.2 Authorization of Transaction. MSI has full corporate power and authority to execute and deliver this Agreement and each of the Related Agreements and to perform its obligations hereunder and thereunder. This Agreement and each of the Related Agreements constitutes the valid and legally binding obligation of MSI, enforceable in accordance with its terms and conditions. MSI need not give any notice to, make any filing with, or obtain any authorization, consent or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement or the Related Agreements.

         3.3 Noncontravention. Neither the execution and the delivery of this Agreement and the Related Agreements nor the consummation of the transactions contemplated hereby or thereby, will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency or court to which MSI is subject, or any provision of its charter or bylaws or conflict with or which result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which MSI is a party or by which it is bound or to which any of its assets is subject.

         3.4 Ownership. MSI is the owner of the Accelerator and the Spare Parts and has full power to transfer the Accelerator and the Spare Parts free and clear of all liens, encumbrances, security interests, equities, options, claims, charges and restrictions except those listed on
         Schedule 3.4, each of which shall be removed on or before the Closing.

         3.5 Actions and Proceedings. Except as described in Schedule 3.5, there are no actions, disputes, claims, suits, proceedings, arbitrations, investigations, either administrative or judicial, pending or, to the best knowledge of MSI, threatened or contemplated, by, against or affecting or relating to MSI, the Accelerator or the Spare Parts, at law or in equity or otherwise before or by any court or governmental agency or body, domestic or foreign, or before an arbitrator of any kind. MSI has not been charged with, nor to its best knowledge is MSI under investigation with respect to, any charge concerning any violation of any provisions of federal, state or local law or administrative regulation.

                                       3


         3.6 Brokerage. No brokers, finders or similar agents on behalf of MSI are entitled to any brokerage commission, finder's fee or any similar compensation, in connection with this Agreement or the transactions contemplated hereby, except for fees payable solely by MSI.

         3.7 Compliance With Laws. Except as disclosed on Schedule 3.7, MSI has on the date hereof complied with all and will at all times through the Closing Date remain in compliance with laws, rules, regulations and orders applicable to the operation and sale of the Accelerator including, but not limited to, environmental laws, rules, regulations and orders.

         3.8 Accelerator Specifications and Performance Standards. On the date hereof the Accelerator meets, and on the Closing Date the Accelerator will meet the specifications and performance standards set forth on
         Schedule 3.8 hereto.

         3.9 Spare Parts. Schedule 3.9 hereto sets forth a true, correct and complete list and brief description of all Spare Parts owned on the date hereof, together with the Radiation Dynamics, Inc. ("RDI") list price for each such part on February 28, 1997 for each part acquired from RDI and in the case of Spare Parts which were not acquired from RDI, the manufacturer's list price of such part on February 28, 1997. With respect to any Spare Part for which there is no RDI list price or other manufacturer's list price, Schedule 3.9 sets forth the price paid by MSI for such parts.

         3.10. Complete Transfer. Schedule 1.1 hereto lists all equipment, parts and fixtures which are a part of MSI's electron beam accelerator and no piece of equipment presently used in the operation of such electron beam accelerator is not listed on Schedule 1.1.

         3.11. Assignment and Bill of Sale. The Assignment and Bill of Sale and evidence of the filing of the Termination Statements to be delivered at the Closing will be sufficient to deliver to Shamrock good and marketable title to the Assets, free and clear from all liens and encumbrances (other than those in favor of Shamrock).

         3.12 Accuracy of Representations and Warranties. Each of the representations and warranties of MSI contained in this Agreement will be true and correct on the Closing Date as if made anew and as of such date.

         4.   Representations   and  Warranties  of  Shamrock   Shamrock  hereby
         covenants, represents and warrants to MSI as follows:


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         4.1  Organization  of  Shamrock.  Shamrock is duly  organized,  validly existing and in good standing under the laws of the State of New York with full power to conduct its operation as now conducted.

         4.2 Authorization of Transaction. Shamrock has full corporate power and authority to execute and deliver this Agreement and each of the Related Agreements and to perform its obligations hereunder and thereunder. This Agreement and each of the Related Agreements constitutes the valid and legally binding obligation of Shamrock enforceable in accordance with its terms and conditions. Shamrock need not give any notice to, make any filing with, or obtain any authorization, consent or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement or the Related Agreements.

         4.3 Noncontravention. Neither the execution and the delivery of this Agreement or the Related Agreements, nor the consummation of the transactions contemplated hereby or thereby, will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency or court to which Shamrock is subject, or any provision of its charter or bylaws or conflict with or which result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which Shamrock is a party or by which it is bound or to which any of its assets is subject.

         4.4 Accuracy or Representations and Warranties. Each of the representations and warranties of Shamrock contained in this Agreement will be true and correct on the Closing Date as if made anew and as of such date.

5. Spare Parts.


         5.1 Value of Spare Parts. For the purpose of Section 2.2 hereof, the "Value" of the Spare Parts shall mean 50% of the Radiation Dynamics, Inc. ("RDI") list price for each such spare part acquired from RDI as of the last day of the month prior to the month in which the Closing Date occurs (the "RDI List Price"). In the event the Spare Parts include any part which was not acquired from RDI, the "Value" of such parts shall be 50% of the manufacturer's list price of such part on the last day of the month prior to the month in which the Closing Date occurs. With respect to any spare part for which there is no RDI List Price or other manufacturer's list price, the "Value" of such part shall be equal to 50% of the price paid by MSI for such part.

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         5.2  Documentation  of Spare  Parts.  Thirty  days prior to the Closing
         Date, MSI shall set aside all spare parts for inspection and assessment of value by Shamrock and shall deliver to Shamrock a true, correct and complete list identifying all Spare Parts to be delivered at the Closing and the value thereof (the "Spare Parts Schedule"). In addition, MSI shall make available to Shamrock documentation sufficient to allow Shamrock to verify MSI's calculation of Value of the Spare Parts, including copies of the RDI Price List as of the last day of the month prior to the month in which the Closing Date occurs.

         5.3 Representation Regarding Spare Parts. MSI represents and warrants that each item listed on the Spare Parts Schedule will be of the type normally useable as a part of the Accelerator, will be in good working order and except as set forth in Schedule 3.9 will not have been previously used or be refurbished or rebuilt parts.

6. Removal of the Accelerator.

         6.1 Removal. Promptly after the Closing Date Shamrock shall commence and diligently complete removal of the Accelerator and Spare Parts from the MSI premises. Removal of the Accelerator shall be performed by Shamrock or at Shamrock's direction in a workmanlike manner and at Shamrock's sole cost and expense, provided that MSI shall make available to assist Shamrock at no cost, (i) one supervisory-level MSI employee at all times during scheduled removal activities for coordination purposes and for hands-on participation and (ii) approximately 50% of Alphonse Iannucci's time or if Alphonse Iannucci is not at such time employed by or otherwise obligated to perform services for MSI, MSI shall (x) make available equivalent time of an individual having technical knowledge and experience of Accelerator operations sufficient to perform the services contemplated to be performed by Alphonse Iannucci or (y) compensate Shamrock for its actual out of pocket costs incurred in hiring an individual as described in the preceding clause.

         6.2 Access to Premises. From and after the Closing Date, and until removal of the Accelerator is completed, MSI will, at no cost to Shamrock, allow Shamrock, its employees and agents 24 hour per day access to MSI's premises for the purpose of removing the Accelerator.

         6.3 Restoration of Premises. Shamrock, its employees and agents shall not be responsible for restoration of the MSI premises or for any damage to the MSI premises resulting from removal of the Accelerator except for damage caused by the gross negligence or willful misconduct of Shamrock or its employees or agents.

         6.4 Plan for Removal. Not later than June 30, 1997 MSI shall, in consultation with Shamrock prepare and deliver to Shamrock a preliminary plan for removal activities. MSI shall, in consultation with Shamrock prepare and deliver to Shamrock

                                       6

         a comprehensive recommendation for removal of the Accelerator not less than 45 days prior to the Closing Date. Shamrock may modify or amend the MSI proposal for removal activities in such manner as it deems appropriate in its sole discretion, subject, however, to Shamrock's obligations under Section 6.1 hereof.

 7. Certain  Additional  Covenants of MSI.

         7.1 Spare Parts. MSI covenants and agrees that from the date hereof until the Closing Date it will maintain the quality, type and amount of inventory of Spare Parts for the Accelerator consistent with its past practices and will not sell, transfer or otherwise dispose of any of the Spare Parts, except for use in the Accelerator in the ordinary course of business.

         7.2 No Liens. MSI covenants and agrees that from the date hereof until the Closing Date, it will not mortgage, pledge, assign, grant a security interest in or in any way encumber the Assets whether now owned or hereafter acquired.

         7.3. Accelerator Drawings, Specifications and Operating Information. Within 30 days from the date hereof MSI covenants and agrees to provide Shamrock with a complete set of maintenance records for the Accelerator, and not later than June 30, 1997 MSI shall provide to Shamrock Accelerator drawings and related facility drawings, equipment specifications, software validation records and operator logs for at lease three years prior to the date of such request. On the request of Shamrock, MSI shall provide updated operating logs to Shamrock on a monthly basis from the date hereof through the Closing Date.

         7.4 Access to Premises. MSI shall allow Shamrock to inspect the Accelerator from time to time upon reasonable notice from the date hereof until completion of removal activities.

         7.5 Insurance. MSI shall maintain sufficient property and liability insurance covering the Assets until the Assets are transferred to Shamrock. Property insurance shall be in an amount not less than the replacement cost of the Assets.

8. The Closing

         8.1 Conditions Precedent to the Obligations of Shamrock and MSI. The obligations of Shamrock and MSI under this Agreement to consummate the transactions


                                        7



         contemplated hereby will be subject to the satisfaction, at or prior to the Closing, of the condition that there shall not have been entered a preliminary or permanent injunction, temporary restraining order or other judicial or administrative order or decree in any jurisdiction the effect of which prohibits the Closing.

         8.2 Additional Conditions Precedent to the Obligations of Shamrock. The obligations of Shamrock under this Agreement to consummate the transactions contemplated hereby will be further subject to the satisfaction, at or prior to the Closing, of all the following conditions, any one or more of which may be waived by Shamrock at its option:

         8.2.1 Accuracy of Representations and Warranties. The representations and warranties of MSI contained in this Agreement shall be true and correct in all material respects both on and as of the date of this Agreement and on and as of the Closing Date (with the same force and effect as if made anew on and as of the Closing Date).

         8.2.2 Compliance With Covenants. All terms, covenants and conditions of MSI contained in this Agreement to be performed and complied with by MSI on or before the Closing Date shall have been fully performed and complied with.

         8.2.3 No Litigation. Etc. No investigation, suit, action or other proceeding shall be pending or threatened before any governmental entity which, in the reasonable opinion of Shamrock or its counsel, is likely to result in a restraint or prohibition on, or an award of damages or other relief in connection with, this Agreement or the consummation of the transactions contemplated hereby.

         8.2.4 Delivery of Documents on Behalf of MSI. At or prior to the Closing MSI shall have caused to be effected the deliveries required pursuant to Section 8.4 (b).

         8.3 Additional Conditions to the Obligations of MSI. The obligations of MSI under this agreement to consummate the transactions contemplated hereby will be further subject to the satisfaction, at or prior to the Closing, of all of the following conditions, any one or more of which may be waived by MSI at its option:

         8.3.1 Accuracy of Representations and Warranties. The representations and warranties of Shamrock contained in this Agreement will be true and correct in all material respects both on and as of the date of this Agreement and on and as of the Closing Date (with the same force and effect as if made anew on and as of the Closing Date).

         8.3.2 Compliance With Covenants. All terms, covenants and conditions contained in this Agreement to be performed and complied with by Shamrock on or before the Closing Date shall have been full performed and complied with.

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         8.3.3 No  Litigation,  Etc.  No  investigation,  suit,  action or other proceeding shall be pending or threatened before any governmental entity which, in the reasonable opinion of MSI or its counsel, is likely to result in a restraint or prohibition on, or an award of damages or other relief in connection with, this Agreement or the consummation of the transactions contemplated hereby.

         8.3.4 Delivery of Documents on Behalf of Shamrock. At or prior to the Closing, Shamrock shall have effected the deliveries required pursuant to Section 8.4(c).

         8.4 The Closing. (a) Subject to the fulfillment or waiver of the other conditions precedent specified in Sections 8.1, 8.2 and 8.3 hereof, the consummation of the purchase and sale of the Assets contemplated hereby (the "Closing") will take place on the date which is four months after the termination of the Toll Processing Agreement, but not later than April 30, 1998. The Closing will take place at the offices of Gibuey, Anthony & Flaherty, 665 5th Avenue, New York, New York.

                  (b)  At  the  Closing,   MSI  will  deliver  to  Shamrock  the
                  following:

                    (1) Certificate of MSI. A certificate of MSI, signed by an authorized officer of MSI certifying that the conditions set forth in Sections 8.2.1, 8.2.2 and 8.2.3 have been satisfied;

                    (2) Transfer Documents. Such bills of sale, assignments, UCC termination statements and other instruments of transfer (the "Transfer Documents") as may be necessary or appropriate to Transfer to Shamrock all right, Title and interest in, to and under the Assets free and clear of all liens and encumbrances, duly executed by MSI and in form and substance reasonably satisfactory to Shamrock and its counsel;

                    (3) Board of Directors Resolutions. Certified copies of resolutions of the Board of Directors of MSI authorizing this Agreement and each of the Related Agreements and each of the transactions contemplated hereby and thereby; and

                    (4)  Escrow   Agent   Direction   Agreement.   Authorization
                    directing the Escrow Agent to release the letter of credit referred to in Section 2.4 hereof.

                  (c) At the Closing Shamrock will deliver to MSI the following:


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                    (1)  Certificate  of Shamrock.  A  certificate  of Shamrock, signed by an authorized officer of Shamrock certifying that the conditions set forth in Sections 8.3. I, 8.3.2 and 8.3.3 have been satisfied; and

                    (2) Payment of the Purchase Price. An amount equal to the portion of the Purchase Price to be paid at the Closing as set forth in Section 2.1 (i) of this Agreement.

9. Further Assurances/Cooperation.

         9.1.1 Further Assurances. After the Closing, MSI will, from time to time, at Shamrock's request and at no charge to Shamrock, perform such other acts and execute and deliver such other instruments as may be required for the more effective conveyance of the Accelerator to Shamrock.

         9.1.2 Cooperation. Shamrock and MSI shall cooperate with each other and shall act in good faith in performing their respective obligations under this Agreement and each of the Related Agreements.

10. Expenses. Each party will pay its own expenses (including expenses of counsel and accountants) incidental to the preparation and carrying out of this Agreement and the Related Agreements.

11. Miscellaneous.

         11.1 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement may not be assigned or transferred by Shamrock or MSI without the written consent of the non-assigning party. The representations, warranties and covenants of Shamrock and MSI made hereunder will equally apply to any permitted assignees.

         11.2 Notices. Any notice or communication given pursuant hereto shall be in writing and deemed given when delivered personally or when mailed by certified mail, postage prepaid, as follows:

                 If to  Shamrock:

                        Shamrock  Technologies,  Inc.
                        Foot of Pacific Street
                        Newark,  NJ 07114
                        Attn: William B. Neuberg
                        Tel: (201) 242-2999

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                  with a copy to:

                        Gibney, Anthony & Flaherty, LLP
                        665 Fifth Avenue
                        New York, NY 10022
                        Attn: Frederick W. Anthony, Esq.
                        Tel: (212) 688-S151

                  If to MSI:

                        Medical Sterilization, Inc.
                        225 Underhill Boulevard
                        Syosset, NY 11791
                        Attn: D. Michael Deignan, President & CEO
                        Tel: (516) 496-8822

                  with a copy to:

                        Harvey Cohen, Esq.
                        Murtagh, Cohen & Byrne
                        1100 Franklin Avenue
                        Garden City, NY 11530
                        Tel: (516) 747-1000

         Any party may change the name or address of the persons designated to receive notice by a written notice delivered to the other party.

         11.3 Waiver; Remedies. No delays on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver, nor shall any waiver on the part of any such party or any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which any party hereto may otherwise have at law or in equity.

         11.4 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute a single instrument.


                                       11


         11.5 Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York without giving effect to conflict of laws that would result in the application of the laws of another jurisdiction.

         11.6 Effect of Invalidity. Should any part of this Agreement, for any reason, be declared invalid, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid portion thereof eliminated.

         11.7 Arbitration. Any controversy or claim arising out of or relating to this Agreement, or any breach thereof, shall be settled by arbitration in accordance with the Commercial Rules of the American Arbitration Association. Judgment upon an award rendered by the arbitrator or arbitrators may be entered into in any court having jurisdiction thereof. Each party shall bear its own costs of the arbitration including, but not limited to, fees and disbursements of counsel.


         IN WITNESS WHEREOF, the parties have executed this Purchase and Sale Agreement on the date first above written.


                                         SHAMROCK TECHNOLOGIES, INC.

                                         By: /s/ William B. Neuberg
                                             ------------------------
                                                William B. Neuberg
                                         Title: President


                                         MEDICAL STERILIZATION, INC.

                                         By: /s/ Michael Deignan
                                             ------------------------
                                                D. Michael Deignan
                                         Title: President and CEO


                                       12

                                  SCHEDULE 1.1


The Accelerator consists of the RDI 4.5 MeV industrial accelerator model 4500-34-1220 and all equipment and related components which enable normal operation and maintenance, including but not limited to: controls and control console; window blower and ducting; vacuum pumps and controllers; SF6 gas handling system, gas, gas cylinders, and gas storage vessel; conveyor system, including carts (including battery driven drum carts) and perforated trays; water cooling system; all instrumentation, data recorders, and printers; ozone exhaust fans and ductwork; ventilation fans; safety system equipment; video monitoring system; radiochromic dosimetry readers; accelerator-related diagnostic and maintenance equipment, including I-beam platform for vessel openings, hoists, etc.; spare parts for all the above; and other auxiliary-equipment related to the above items. In addition, the definition of the "Accelerator" includes removable components of the electron beam processing facility, such as major structural steel pieces, certain portions of the radiation shielding, electrical components, etc., but does not include the following equipment utilized by MSI that is not owned by MSI:

                  2 Fork Lift Trucks - Mitsubishi Model FBC15:
                         Serial No. AFB1-50750
                         Serial No. AFB1-50582
                  GE Credit is the Lessor






                                  SCHEDULE 3.4

                      Liens on Accelerator and Spare Parts

Rosenthal & Rosenthal, Inc. ("Rosenthal") has a security interest in all machinery, equipment and furniture and fixtures, accounts, contract rights and general intangibles of MSI pursuant to a security agreement dated November 29, 1994. Apple Bank also has a security interest in the same assets. Pursuant to Intercreditor Agreement dated the same date, Apple Bank subordinated its security interest to Rosenthal, and Shamrock subordinated its security interest to Rosenthal and Apple Bank.





                                  SCHEDULE 3.5

                            Actions, Disputes, Etc.


                                      NONE





                                  SCHEDULE 3.7
                              Compliance with Laws


MSI has complied with all laws as of this date. The NYS Department of Environmental Conservation operating through the Nassau County Department of Health has issued certificates to operate for emission points subject to a final expiration date of 12/31/97.




                                  SCHEDULE 3.8
                             Performance Standards

A performance test will include: verification of voltage (MeV), maximum beam output (milliamps), scan uniformity, and consistency of output (operation for an 8 hour period of time at full beam output with no more than 4 processing interruptions). The Accelerator must deliver 4.5 MeV and at least 22 milliamps of beam output.




                                  SCHEDULE 3.9

                                   Spare Parts


   CONTRACT DEPARTMENT - SPARE PARTS


   EPTEK 700         CARDS (SPARES)
   95715-L1          C.P.U. CHASSIE INTERFACE                      $ 1,025.00
   95778-L1          MEMORY BOARD                                    OBSOLETE
   95773-L1          MEMORY BOARD                                    OBSOLETE
   95717-L1          R.S. 232 INTERFACE                                555.00
   95744-L1          A/D CONVERTER MODULE                              295.00
   95750-L1          ANALOG INPUT                                    1,500.00
   95757-L1          ANALOG OUTPUT                                     845.00
   95711-L1          C.P.U. P.C. BOARD                (OBSOLETE)       795.00
   95713-L1      (3) LOAD TRACK DRIVER                               1,025.00
   95722-L1          BIT INPUT ASSY                                    815.00
   95725-L1          PUSH BUTTON PAD P.C.B.           (OBSOLETE)       325.00
   95726-L1          DUAL BYTE I/O ASSY                              1,025.00
   95732-L1          BIT OUTPUT ASSY                                   815.00
   95735-L1          DATA ENTRY KEYPAD ASSY           (OBSOLETE)     1,050.00
   95730-A6     (17) OUTPUT INTERFACE 120V BLOCK
                     ($50 EACH)                                        850.00
   95720-F1      (6) I/O BLOCK  ($60 EACH)                             360.00
   95720-A6     (19) INPUT INTERFACE 120V BLOCK
                     ($50 EACH)                                        950.00
   95762-001         APTAK POWER SUPPLY               (OBSOLETE)     1,050.00
   95714-A6 (3) INTERFACE MODULE ASSY ($500 EACH)                    1.500.00
                                                                   ----------
                                                                   $14,780.00

    All of the Above Items Were
    Purchased from Ribble Engineering Corporation



                                 SCHEDULE 3.9

                                  Spare Parts
   OSCILLATOR SPARE PARTS

   RG 220            ANODE CABLE                                   $ 1,000.00
   R-90044-010       SCR POWER MODULE                                1,780.00
   R-90044-002       SCR LOGIC P.C.B.                                  981.00
   R-90044-11        SCR FAULT DETECTION P.C.B.                        500.00
   M.S.I. DESIGN     D.C. FILTER CHOCKE                              8,168.00(1)
   R-45004           R.F. GRID CHOCKE 1.2 M.H. 5A.                     232.06
   R-00011           GRID CHOCKE ASSY CAP.                              39.22
   R-72029           H.V. RESISTOR                                      40.03
   R-87027           FILTER CAP 2.0 MFD 20KVDC                       1,400.10
   R-87052           FILTER CAP .25 MFD 15KVDC                         432.50
   R-87053           FILTER CAP .25 MFD 17.5 KVDC                      375.48
   R-74054-01        .10 100W. RESISTOR                                 91.48
   R-03051 (20)      100 100W GRID RESISTOR                            625.00
   R-13098-004       GRID CURRENT METER                                125.00
                                                                   ----------
                                                                   $15,789.87

(1) Purchased from Tech-Tran Corp.






                                  SCHEDULE 3.9

                                   Spare Parts
 VACUUM SYSTEM

   R-51118-001        TURBO PUMP SIDE INLET                      $13,560.00 (1)*
   R-83074-004        ROUGHING PUMP                                2,350.00 (2)*
   R-83078            ION GAUGE CONTROLLER                         1,150.00
   R-51120            TURBO PUMP CONTROLLER                        3,150.OO (1)*
   M.S.I.             SCAN WINDOWS MATERIAL
   C-00-09615-018 (6) WINDOW "O" RING                                240.00
   C-00-10459-004 (2) SCAN COILS 116 TURNS                         1,909.44
   D-00-10884-001 (4) DYNODE & GLASS ASSY                         67,289.40
   C-00-13256         ELECTRON GUN                                 3,950.00
   R-83034-001 (11)   ION GAUGE COPPER GASKET                         30.00
   R-83034-004 (8)    PUMP COPPER GASKET                              35.00
   R-83034-005 (9)    VALVE COPPER GASKET                             45.00

VARION ION GAUGE

   938-41            VARIAN LEACK DETECTOR                         7,000.00 (3)
   D-0013523         BEAM TUBE MANIFOLD                           11,837.00
   C-00-14435        FLANGE L.V. 8" B.T. TO B.T.
   C-00-14434        FLANGE B.T. TO ELECTRON GUN
   C-0014433         FLANGE B.T. TO B.T. H.V. END
   C-00-14436        FLANGE 8" B.T. TO MANIFOLD
   B-00-10464-001 (2)B. GUN "O~ RING
   C-00-11267-003 (6)"O" RING PAIRED B.T.
   C-00-11267-001    "O" RING PAIRED B.T. TO B.T.
   B-00-10464-007    "O" RING B.T. TO MANIFOLD
   R-50065-453       "O" RING INTERFACE FLANGE

                     SPENCER BLOWER CAT30104A 840CFM               3,600.00 (4)
                     6" VARIAN GATE VALVE                          2.665.00 (3)
                                                                -----------
                                                                $118,810.84
 (1) Purchased from Balzer's
 (2) Purchased from Alcatel Pumps
 (3) Purchased from Varian
 (4) Purchased from Spencer Blower Inc.

* When the bearings on these items became bad they were rebuilt according to the manufacturer~s specs.


                                  SCHEDULE 3.9

                                   SPARE PARTS
 CONTROL CONSOLE

   R-37103-005       4 - 15 VOLT P.S.                               $ 131.25
   R-37114-006       5 VOLT P.S.                                       86.25
   E-00-98002-001    BEAM CONTROL AMP, P.C.B.                       2,294.66
   E-00-98018        BEAM REGULATOR CARD                            2,445.00
   E-00-98014        SCAN FUNCTION GEN.                             3,650.00
   R-95092           C.P.U. VIDEO DISPLAY                             865.00
                     SCAN AMP. (BULOVA)                             8,000.00 (1)
                                                                  ----------
                                                                  $17,472.16

ACCELERATOR

   R-00-10395        R.F. SWITCH CONTACT                             $ 16.00
   R-24021-003       R.F. SWITCH CAM                                   49.00
   C-00-10416 (4)    R.F. CHOCKE                                    3,403.80

   D-00-11086        SOLID STATE RECTIFIERS (SPACE PARTS)

   R-30054-001       PHOTOMULTIPLIER TUBE                             272.56
   R-75034           BEAM CONTROL POT 4.5KD                            89.11
                     H.V. DEVIDER BOARD
                     (3 SECT NO. RESISTOR)                          1,500.00
   R-87039  (2)      .028 MFD. CAP.                                   597.70
   R-87040  (2)      .037 MFD. CAP.                                   720.72
   R-87041  (1)      .047 MFD. CAP.                                   349.96

   B-00-10711-002(10)H.V.D. RESISTOR STRING                           810.75

   C-00-11050 (4)    ZENER DIODE ASSY                               3,481.41

                     PHOTOCELL FEMLSEC SAFETY SYSTEM                  400.00
                     5 H.P. MOTOR FOR CONVEYER SYSTEM                 350.00

                                                                 -----------
                              GRAND TOTAL                        $178,893.88

(1) Purchased from Bulova



                                    EXHIBIT A


                                ESCROW AGREEMENT
                                      among
                          SHAMROCK TECHNOLOGIES, INC.,
                           MEDICAL STERILIZATION, INC.
                                       AND
                               HARVEY COHEN, ESQ.
                                  Entered into
                                 March 17, 1997






                                ESCROW AGREEMENT


         ESCROW AGREEMENT dated March [ ], 1997 by and among Shamrock Technologies, Inc. a New York corporation ("Shamrock"), Medical Sterilization, Inc. a New York corporation ("MSI") and Harvey Cohen, Esq. as escrow agent ("Escrow Agent").



         WHEREAS, Shamrock and MSI are parties to a certain Purchase and Sale Agreement of even date herewith (the"Purchase Agreement"); and

         WHEREAS, the Purchase Agreement requires Sharurock to deliver a letter of credit in the amount of $500,000 at the time of execution of the Purchase Agreement;

         NOW, THEREFORE, the parties hereto agree as follows:

         1. Establishment of the Escrow Fund. Simultaneously with the execution and delivery of this Escrow Agreement, Shamrock is delivering to the Escrow Agent a clean, irrevocable standby letter of credit substantially in the form attached hereto as Exhibit I in the amount of $500,000, issued by First Union and having an expiration date of May 30, 1998 (the "Letter of Credit") to secure the Buyer's obligation to pay the portion of the Purchase Price to be paid pursuant to Section 2. l(i) of the Purchase Agreement.

         The Letter of Credit shall be deposited with the Escrow Agent and any amounts received by the Escrow Agent as a result of any drawings against the Letter of Credit, less distributions provided for herein shall be known as the "Escrow Fund." All amounts held in the Escrow Fund (other than the Letter of Credit) shall be deposited by the Escrow Agent into an interest-bearing account (the "Escrow Account") and such deposits shall be from time to time invested and reinvested as herein provided. The Escrow Agent will hold, and dispose of the Escrow Fund, and any accretions thereto or income with respect thereto, in accordance with the terms and conditions hereof. Defined terms used but not defined herein shall have the meanings assigned to them in the Purchase Agreement. In the event of the death or incapacity of the Escrow Agent, Shamrock and MSI shall mutually agree on a successor escrow agent.

2. Investment of the Escrow Fund.

                  2.1 Investment. The Escrow Agent shall invest any or all of the Escrow Account, and any undistributed accretions thereto or income with respect thereto, as directed in writing by Shamrock, or in the absence of such directions, as the Escrow Agent may from time to time determine, in any of the following, in each case not maturing later than six months:

                  (i) interest-bearing savings accounts with national banks or corporations endowed with trust powers having capital and surplus in excess of $1,000,000,000;

                  (ii) obligations issued or guaranteed by the United States of America or any agency or instrumentality thereof;

                  (iii) certificates of deposit of or accounts with national banks or corporations endowed with trust powers having capital and surplus in excess of $1,000 000,000; or

                  (iv) commercial paper at the time of investment rated A-1 by Standard & Poor's Corporation or Pnme-l by Moody's Investor's Service, Inc. (the Escrow Agent having no liability to determine or inquire into the rating of said investment).

                  2.2 No Liability. The Escrow Agent shall not have any liability for any loss sustained as a result of any investment made pursuant to the instructions of Shamrock or as a result of any liquidation of any such investment prior to its maturity or for the failure of Shamrock to give the Escrow Agent any instruction to invest or reinvest the Escrow Fund or any earnings thereon.

                  2.3 Escrow Ledger. The Escrow Agent shall maintain a ledger (the "Escrow Ledger") setting forth (i) the amount of the Letter of Credit held by the Escrow Agent; (ii) the extent the Letter of Credit has been drawn upon; and (iii) all income or other items added to and distributiors from or other items charged against the Escrow Fund.

         3. Procedure or drawing on the Letter of Credit. In the event that the Closing has not occurred on or before May 10, 1998, MSI may give notice to the Escrow Agent and Shamrock directing that the Escrow Agent draw upon the Letter of Credit ("a Drawing Notice"); provided, however, in no event may MSI give the Escrow Agent a Drawing Notice in the event that the Closing has not occurred as a result of the failure of any of the conditions to Shamrock's obligation to Close set forth in Sections 8.1, or 8.2 of the Purchase Agreement to have been satisfied. The Drawing Notice shall certify that (i) the Closing has not taken place and (ii) that each of the conditions set forth in Sections 8.1 and 8.2 of the Purchase Agreement have been satisfied, and shall be signed by the President of MSI. The Escrow Agent shall draw upon the Letter of Credit by delivery to the issuer thereof a Drawing Certificate in the form attached hereto as Exhibit II.

         4. Disposition of the Escrow Fund. After drawing upon the Letter of Credit, the Escrow Agent shall disburse the Escrow Fund only (i) upon written direction signed by Shamrock and MSI, (ii) upon written direction of the Arbitrator appointed to resolve disputes under the Purchase Agreement or (iii) upon direction of any court of competent jurisdiction. The Arbitrator shall determine any actual damages of MSI (if any) incurred as a result of Shamrock's failure to Close in breach of its obligations under the Purchase Agreement ("MSI Damages") and shall direct that such damages be paid to MSI from the Escrow Fund and that the balance of the Escrow Fund be promptly returned to Shamrock Nothing herein shall prevent Shamrock from recovering from MSI its actual damages resulting from any breach by MSI of any of its representations, warranties or covenants under the Purchase Agreement.

         5. Return of the Letter of Credit to Shamrock. The Escrow Agent shall return the Letter of Credit to Shamrock on the earlier of (i) receipt of written notice from MSI that the purchase price to be paid pursuant to Section 2.1 (i) of the Purchase Agreement has been paid, or (ii) 10 days after delivery by Shamrock to the Escrow Agent and to MSI of a certificate of its President stating that the purchase price required to be paid pursuant to Section 2.1 (i) of the Purchase Agreement has been paid, unless the Escrow Agent has, prior to the expiration of such 10 day period received a certificate from MSI stating that such amount has not been paid.

         6. Termination. This Agreement shall terminate upon the return of the Letter of Credit to Shamrock or the distribution of all of the Escrow Fund and all other sums held by the Escrow Agent pursuant to this Agreement.

7. Duties of the Escrow Agent.

                  7.1 Duties. It is agreed that the duties and obligations of the Escrow Agent are those herein specifically provided and no other. The Escrow Agent shall not have any liability under, nor duty to inquire into, the terms and provisions of any agreement or instrument, other than this Escrow Agreement. The Escrow Agent's duties are ministerial in nature and the Escrow agent shall not incur any liability whatsoever other than for his own willful misconduct or gross negligence.

                  7.2 Right to Follow Instructions. The Escrow Agent shall not incur any liability for following the instructions herein contained or expressly provided for, or written instructions given by the parties hereto.

                  7.3 No Duty to Verify. In the absence of willful misconduct or gross negligence, the Escrow Agent shall not have any responsibility for the genuineness or validity of any document or other material presented to or deposited with him nor any liability for any action taken, suffered or omitted in accordance with any written instructions or certificates given to him hereunder and believed by him to be signed by the proper party or parties.

                  7.4 Consu1tation with Counsel. The Escrow Agent may consult with counsel of his choice, and shall not be liable for any action taken, suffered or omitted by him in accordance with the advice of such counsel.

                  7 5 Conflicting Instructions. In the event that the Escrow Agent shall be uncertain as to his duties or rights hereunder or shall receive instructions, claims or demands from any party hereto which, in his opinion, conflict with any of the provisions of this Escrow Agreement, he shall be entitled to refrain from taking any action and his sole obligation shall be to keep safely all property held in escrow until he shall be directed otherwise in writing by all parties hereto (other than the Escrow Agent) or by a final order or judgment of an arbitrator or a court of competent jurisdiction.

                  7.6 Legal Proceedings. The Escrow Agent shall not be required to institute legal proceedings of any kind and shall not be required to initiate or defend any legal proceedings which may be instituted against him in respect of the subject matter of this Escrow Agreement. If the Escrow Agent does elect to act, he will do so only to the extent that he is indemnified to his satisfaction against the cost and expense of such defense or initiation.

                  7.7 Release of Escrow Agent. The Escrow Agent may at any time resign by giving written notice of his resignation to the parties hereto at their respective addresses set forth in this Escrow Agreement, at least twenty
(20) days prior to the date specified for such resignation to take effect and, upon the effective date of such resignation, all property then held by the Escrow Agent shall be delivered by him to such a person as may be designated in writing by the other parties hereto, whereupon all of the Escrow Agent's duties and obligations hereunder shall cease and terminate. If no such person shall have been designated by such time, all duties and obligations of the Escrow
Agent shall nevertheless cease and terminate. The Escrow Agent's sole responsibility thereafter shall be to keep safely all property then held by him pursuant to this Escrow Agreement and to deliver the same to a person or persons designated by all of the other parties hereto or in accordance with the directions of a formal order or judgment of a court of competent jurisdiction.

         8. Termination of the Escrow Agent. Shamrock and MSI together may terminate the appointment of the Escrow Agent hereunder upon notice specifying the date upon which such termination shall take effect. In the event of such termination, Shamrock and MSI shall within sixty (60) days of such notice jointly appoint a successor Escrow Agent and the Escrow Agent shall turn over to such successor Escrow Agent the Letter of Credit and all amounts in the Escrow Fund held by him pursuant to this Escrow Agreement. Upon receipt of the Letter of Credit, and any funds and other amounts, the successor Escrow Agent shall thereupon be bound by all of the provisions hereof.

         9. Miscellaneous.

                  9.1 Notices. Any notice or other communication required or which may be given hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission, overnight delivery service or sent by certified, registered or express mail, postage prepaid and shall be deemed given when so delivered personally, telegraphed, telexed, or sent by facsimile transmission or overnight delivery service or, if mailed, tour days after the date of mailing, as follows:

                    If to Shamrock:

                        Shamrock Technologies, Inc.
                        Foot of Pacific Street
                        Newark, NJ 07114
                        Attn: William B. Neuberg, President
                        Tel: (201) 242-2999
                    with a copy to

                        Gibney, Anthony & Flaherty, LLP
                        665 Fifth Avenue
                        New York, NY 10022
                        Attn: Frederick W. Anthony, Esq.
                        Tel: (212) 688-5151

                    If to MSI:

                        Medical Sterilization, Inc.
                        225 Underhill Boulevard
                        Syosset, NY 11791
                        Attn: D. Michael Deignan, President & CEO
                        Tel: (516) 496-8822

                    with a copy to:

                        Harvey Cohen, Esq.
                        Murtagh, Cohen & Byrne
                        1100 Franklin Avenue
                        Garden City, NY 11530
                        Tel: (516) 747-1000

                    If to the Escrow Agent:

                        Harvey Cohen, Esq.
                        Murtagh, Cohen & Byrne
                        1100 Franklin Avenue
                        Garden City, NY 11530
                        Tel: (516) 747-1000

                  Any party may change the name or address of the persons designated to receive notice by a written notice delivered to the other party.

                  9.2 Waivers and Amendments. This Escrow Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The Escrow Agent shall not be bound by any modification, amendment, termination, cancellation, rescission or supersession of this Agreement unless the same shall be in writing and signed by all of the other parties hereto and, if his rights, duties, immunities or indemnities as Escrow agent are affected thereby, unless he shall have given his prior written consent thereto.

                  9.3 Governing Law. This Escrow Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within that State. The parties hereto irrevocably consent to the jurisdiction of the courts at that State.

                  9.4 Assignment. The Escrow Agreement shall be binding upon the successors and permitted assigns of the parties. Except as otherwise provided herein, no assignment of any rights or delegation of any obligations provided for herein may be made by any party without the express written consent of all other parties hereto.

                  9.5 Further Assurances. Each of the parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

                  9.6 Variations of Pronouns. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

                  9.7 Counterparts. This Escrow Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.


                                        9



                  9.8 Headings. The headings in this Escrow Agreement are for reference, purposes only and shall not in any way affect the meaning or interpretation of this Escrow Agreement.

                  IN WITNESS WHEREOF, the parties have executed this Escrow Agreement on the date first above written.

                                        SHAMROCK TECHNOLOGIES, INC.

                                        By:
                                           --------------------------
                                           William B. Neuberg, President

                                        MEDICAL STERILIZATION, INC.

                                        By:
                                           --------------------------
                                           D. Michael Deignan, President & CEO



                                        ESCROW AGENT

                                        By:
                                           --------------------------
                                           Harvey Cohen, Esq.




                                      -10-


                                                                      EXHIBIT II




                              Drawing Certificate
                                Under First Union
                Irrevocable Standby Letter of Credit No._________


          I refer to the above-referenced Irrevocable Letter of Credit ("Letter of Credit"). The terms defined in the Letter of Credit have the same meanings when used herein.

          Harvey Cohen ("Escrow Agent") under that certain Escrow Agreement dated March [ ], 1997 (the "Escrow Agreement") by and among the Escrow Agent, Shamrock Technologies, Inc. ("Shamrock") and Medical Sterilization, Inc. ("MSI"), hereby certifies to First Union with reference to the Letter of Credit that:

          1. Escrow Agent has received a notice from MSI as provided in Section 3 of the Escrow Agreement that Shamrock has failed to pay the Purchase Price.

          2. The Escrow Agent hereby draws upon your Letter of Credit No. in the amount of $500,000.

          3. You shall pay the amount referred to in the preceding paragraph by transfer of same day funds to Account No. of the Escrow Agent.

          IN WITNESS WHEREOF, the Escrow Agent has executed and delivered this Certificate this _______ day of ________ , 19__.


                                             HARVEY COHEN, ESQ.
                                             as Escrow Agent


                                             ------------------------


                                     - 11 -





                                                                       EXHIBIT I

  [FORM OF APPLICATION AND AGREEMENT FOR IRREVOCABLE STANDBY LETTER OF CREDIT]



                                                                      EXHIBIT II



                              Drawing Certificate
                                Under First Union
               Irrevocable Standby Letter of Credit No. _________

         I refer to the above-referenced irrevocable Letter of Credit ("Letter of Credit"). The terms defined in the Letter of Credit have the same meanings when used herein.

          Harvey Cohen ("Escrow Agent") under that certain Escrow Agreement dated March [ ], 1997 (the "Escrow Agreement") by and among the Escrow Agent, Shamrock Technologies, Inc. ("Shamrock") and Medical Sterilization, Inc. ("MSI"), hereby certifies to First Union with reference to the Letter of Credit that:

          1. Escrow Agent has received a notice from MSI as provided in Section 3 of the Escrow Agreement that Shamrock has failed to pay the Purchase Price.

          2. The Escrow Agent hereby draws upon your Letter of Credit No. ______ in the amount of $500,000.

          3. You shall pay the amount referred to in the preceding paragraph by transfer of same day funds to Account No. __________ of the Escrow Agent.

          IN WITNESS WHEREOF, the Escrow Agent has executed and delivered this Certificate this __________ day of______ , l9__.


                                                  HARVEY COHEN. ESQ.
                                                  as Escrow Agent


                                                  ----------------------

                                      -l1-